Exhibit 99.1

CINCINNATI FINANCIAL CORPORATION Investor Contact: Dennis E. McDaniel, 513-870-2768 CINF-IR@cinfin.com Media Contact: Joan O. Shevchik, 513-603-5323 Media_Inquiries@cinfin.com
Cincinnati Financial Reports Third-Quarter 2009 Results
Cincinnati, October 29, 2009 — Cincinnati Financial Corporation (Nasdaq: CINF) today reported:
•	Net income of $171 million, or $1.05 per share, in the third quarter of 2009, compared with $247 million, or $1.50 per share, in the 2008 third quarter. Net realized investment gains contributed $75 million, or 46 cents per share, compared with $173 million, or $1.05 per share.
•	Operating income* of $96 million, or 59 cents per share, in the 2009 third quarter, compared with operating income of $74 million, or 45 cents per share.
•	Net income and operating income for the third-quarter of 2009 reflected a property casualty insurance underwriting profit, contributing 14 cents per share, compared with a third-quarter 2008 underwriting loss that decreased income by 4 cents per share. The property casualty contribution rose primarily on lower weather-related catastrophe losses.
•	Book value per share of $28.44 at September 30, 2009, up 11.6 percent during the quarter.
•	Value creation ratio reached 13.1 percent for the third quarter and 15.0 percent for the first nine months of 2009.
Financial Highlights

	Three months ended September 30,			Nine months ended September 30,
(Dollars in millions except share data)	2009	2008	change %	2009	2008	change %

Revenue Highlights
Earned premiums	$766	$781	(1.9)	$2,301	$2,355	(2.3)
Investment income	127	130	(2.4)	370	412	(10.3)
Total revenues	1,007	1,186	(15.1)	2,770	2,806	(1.3)
Income Statement Data
Net income	$171	$247	(31.0)	$187	$268	(30.1)
Net realized investment gains and losses	75	173	(57.2)	58	16	263.8

Operating income*	$96	$74	30.7	$129	$252	(48.9)

Per Share Data (diluted)
Net income	$1.05	$1.50	(30.0)	$1.15	$1.64	(29.9)
Net realized investment gains and losses	0.46	1.05	(56.2)	0.36	0.10	260.0

Operating income*	$0.59	$0.45	31.1	$0.79	$1.54	(48.7)

Book value				$28.44	$28.87	(1.5)
Cash dividend declared	0.395	0.39	1.3	1.175	1.17	0.4
Diluted weighted average shares outstanding	162,901,396	164,242,185	(0.8)	162,794,767	163,834,163	(0.6)
Insurance Operations Highlights
•	95.1 percent third-quarter 2009 property casualty combined ratio improved from 101.3 percent in the third quarter of 2008.
•	Property casualty net written premiums grew $3 million or 0.5 percent, with new business from growth initiatives and lower ceded premiums for reinsurance offsetting the negative premium effects of the slow economy and a disciplined underwriting response to lower market pricing.
•	$14 million increase in property casualty new business written by agencies in the third quarter of 2009, with $9 million from standard market geographic expansion initiatives and $4 million from surplus lines.
•	4 cents per share contribution from life insurance operations to third-quarter operating income, up from 3 cents per share.
Balance Sheet and Investment Highlights
•	$28.44 book value, up 10.4 percent from $25.75 at December 31, 2008. Property casualty statutory surplus rose 3.3 percent to $3.472 billion.
•	Invested assets fair value increased 7.4 percent and 17.3 percent during the third quarter and first nine months of 2009.
•	Investment income for the third quarter declined 2.4 percent and is approaching a growth pace following portfolio changes during 2008 and early 2009 to execute a capital preservation diversification strategy.
•	Strong capital position includes financial flexibility from parent company cash and marketable securities of $1.061 billion.

*	The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures on Page 10 defines and reconciles measures presented in this release that are not based on Generally Accepted Accounting Principles or Statutory Accounting Principles.

**	Forward-looking statements and related assumptions are subject to the risks outlined in the company’s safe harbor statement (see Page 7).

Return to Profitability and Positive Direction
Kenneth W. Stecher, president and chief executive officer, commented, “While the economy and price competition continue to challenge our insurance business, the metrics we use to measure our success moved in a distinctly positive direction in the third quarter. Operating income of $96 million or 59 cents per share surpassed the amounts reported since the first quarter of 2008. Pre-tax investment income nearly reached the level of the 2008 third quarter, on track to resume a growth trend by year-end 2009.
“Our property casualty insurance operations benefitted from atypically low catastrophe losses, strong reserves and some stabilization of pricing. We achieved $36 million of pre-tax underwriting profit and a combined ratio of 95.1 percent for the third quarter, our best result since the fourth quarter of 2007. As expected, our workers’ compensation and homeowner lines of business continued to underperform. For both of these lines, we are using predictive modeling techniques to improve the accuracy of our pricing for each account and to target best-of-class accounts. Early results show positive impacts on pricing and verify the trend to higher quality accounts, which should, over time, return these lines to profitability.
“We are satisfied with third-quarter results relative to other recent quarters, recognizing that we still have work to do. As we navigate through a difficult period for our company, our industry and economy, we continue to sharply focus on initiatives that have just begun to bear fruit and have strong potential to drive future profitable growth,” Stecher said. “During the third quarter, we saw clear indications that these efforts are increasing current opportunities and opening new ones. Among those indications was a healthy amount of new business that directly resulted from our initiatives, helping offset lower premiums resulting from lower policyholder sales and payrolls used to calculate premiums. We continue to decline underpriced business, giving up short-term revenue to protect long-term profitability.”
Current Progress and Potential for Profitable Growth
Stecher continued, “We are making good progress in expanding our product lines and pursuing geographic diversification. Our new surplus lines subsidiary has been well received by our independent agent representatives, and it is contributing steadily to new business. Our entry into additional states is going well, with business building at a good pace in Texas, New Mexico and eastern Washington. In September, we appointed our first Wyoming agency, expanding the marketing territory that includes northern Colorado. We’re receiving rollover books of personal lines business in areas where we recently expanded that product line.
“Our technology initiatives also are proceeding on time and on budget. In October, we put our new policy administration system for commercial packages and auto policies into production in five states accounting for approximately 40 percent of our commercial lines premium. The system makes it easier for agents to serve the insurance needs of the businesses in their communities, offering efficiencies such as direct billing by the company and the ability to quote and issue policies in real time directly from their agency systems. We expect to have this system in six more states before year-end, with 19 additional states scheduled for 2010.
“Our expansion and technology initiatives support our long-term strategies. First, we are working to improve profitability by introducing more efficient systems and enhancing our underwriting capabilities. Second, we are driving premium growth by making it more attractive for agents to do business with us and by moving toward a larger footprint that also reduces volatility of our results associated with weather-related catastrophes. We also continue to make progress with the third part of our long-term strategy, to preserve capital. Our investment portfolio is actively managed, with an eye toward the appropriate balance between current income and the potential for capital appreciation that benefits shareholders.”
Shareholder Rewards
Stecher concluded, “Significantly exceeding year-end 2008 levels, shareholders’ equity rose to $4.626 billion and book value per share rose to $28.44 at the end of the third quarter. The increase helped take our value creation ratio for the year-to-date period to the 15 percent level earlier than anticipated. Our target for this measure is a 12 percent to 15 percent average for the five-year period of 2010 through 2014. The value creation ratio is the sum of our rate of growth in book value per share plus the ratio of dividends declared per share to beginning book value. It captures the contribution of our insurance operations, the success of our investment strategy and the importance we place on paying cash dividends to shareholders.
“During the third quarter, our board of directors increased the indicated annual dividend for a 49th consecutive year, raising the quarterly dividend paid October 15 by a half cent to 39.5 cents. This gesture signaled their confidence that we are moving steadily in the right direction, as verified by underwriting profit in the third quarter. We are eager to further pursue the new opportunities we have just begun to tap.”

Consolidated Property Casualty Insurance Operations

(Dollars in millions; percent change given for dollar amounts	Three months ended September 30,			Nine months ended September 30,
and point change given for ratios)	2009	2008	change %	2009	2008	change %

Earned premiums	$733	$751	(2.4)	$2,198	$2,262	(2.9)

Loss and loss expenses before catastrophe losses	453	460	(1.5)	1,446	1,362	6.1
Loss and loss expenses from catastrophe losses	6	63	(89.7)	177	219	(19.2)

Total loss and loss expenses	459	523	(12.2)	1,623	1,581	2.6
Underwriting expenses	238	237	0.2	716	707	1.4

Underwriting profit (loss)	$36	$(9)	nm	$(141)	$(26)	(449.3)

Other premium metrics:
Agency renewal written premiums	$669	$687	(2.7)	$2,030	$2,159	(6.0)
Agency new business written premiums	107	93	15.4	311	268	16.0
Net written premiums	730	727	0.5	2,231	2,292	(2.7)

Ratios as a percent of earned premiums:			Points			Points

Loss and loss expenses	62.7%	69.7%	(7.0)	73.8%	69.9%	3.9
Underwriting expenses	32.4	31.6	0.8	32.6	31.2	1.4

Combined ratio	95.1%	101.3%	(6.2)	106.4%	101.1%	5.3

Other metrics within combined ratio:
Contribution from catastrophe losses	0.9	8.4	(7.5)	8.1	9.7	(1.6)
Contribution from prior period reserve development	(12.4)	(13.6)	1.2	(5.2)	(8.9)	3.7
•	$3 million or 0.5 percent increase in third-quarter property casualty net written premiums as the effects of insured exposure decreases, soft pricing and disciplined renewal underwriting were offset by growth in new business and lower ceded premiums on reinsurance, including $8 million less for reinstatement premiums on catastrophe reinsurance.
•	$14 million increase in third-quarter 2009 new business written by agencies includes a $4 million increase from surplus lines operations that began in 2008 and a $10 million increase from personal lines operations.
•	1,174 agency relationships with 1,455 reporting locations marketing standard market property casualty insurance products at September 30, 2009, up from 1,133 agency relationships with 1,387 reporting locations at year-end 2008.
•	Third-quarter 2009 GAAP combined ratio decreased primarily due to lower catastrophe losses.
•	Underwriting results benefitted from the impact of favorable prior accident year reserve development of $91 million for the third quarter of 2009 and $102 million for the third quarter of 2008.

(In millions, net of reinsurance)			Three months ended September 30,			Nine months ended September 30,
			Commercial	Personal		Commercial	Personal
Dates	Cause of loss	Region	lines	lines	Total	lines	lines	Total

2009
First quarter catastrophes			(1)	1	—	20	47	67
Second quarter catastrophes			(10)	1	(9)	42	45	87
Sep. 18-22	Flood, hail, wind	South	1	4	5	1	4	5
All other 2009 catastrophes			6	6	12	11	13	24
Development on 2008 and prior catastrophes			(3)	1	(2)	(10)	4	(6)

Calendar year incurred total			$(7)	$13	$6	$64	$113	$177

2008
First quarter catastrophes			(1)	—	(1)	21	21	42
Second quarter catastrophes			(2)	(10)	(12)	66	34	100
Jul. 19	Wind, hail, flood	Midwest	3	3	6	3	3	6
Jul. 26	Wind, hail, flood	Midwest	1	8	9	1	8	9
Sep. 12-14	Hurricane Ike	South, Midwest	20	37	57	20	37	57
All other 2008 catastrophes			1	—	1	3	3	6
Development on 2007 and prior catastrophes			1	2	3	(2)	1	(1)

Calendar year incurred total			$23	$40	$63	$112	$107	$219

Insurance Segments Highlights
Commercial Lines Insurance Operations

(Dollars in millions; percent change given for dollar amounts	Three months ended September 30,			Nine months ended September 30,
and point change given for ratios)	2009	2008	change %	2009	2008	change %

Earned premiums	$555	$582	(4.7)	$1,667	$1,743	(4.4)

Loss and loss expenses before catastrophe losses	336	348	(3.6)	1,095	1,034	5.9
Loss and loss expenses from catastrophe losses	(7)	23	nm	64	112	(42.8)

Total loss and loss expenses	329	371	(11.5)	1,159	1,146	1.2
Underwriting expenses	184	181	1.6	539	538	0.2

Underwriting profit (loss)	$42	$30	41.5	$(31)	$59	(152.1)

Other premium metrics:
Agency renewal written premiums	$489	$502	(2.5)	$1,535	$1,642	(6.5)
Agency new business written premiums	76	77	(0.4)	231	229	0.8
Net written premiums	528	538	(1.8)	1,678	1,759	(4.7)

			Points			Points
Ratios as a percent of earned premiums:
Loss and loss expenses	59.3%	63.8%	(4.5)	69.6%	65.7%	3.9
Underwriting expenses	33.1	31.1	2.0	32.3	30.9	1.4

Combined ratio	92.4%	94.9%	(2.5)	101.9%	96.6%	5.3

Other metrics within combined ratio:
Contribution from catastrophe losses	(1.2)	4.0	(5.2)	3.8	6.4	(2.6)
Contribution from prior period reserve development	(13.4)	(15.0)	1.6	(5.2)	(10.1)	4.9
•	$10 million or 1.8 percent decrease in third-quarter commercial lines net written premiums. Lower renewal premiums reflected modest pricing declines and lower insured exposure levels such as business sales or payroll volume, due to the weak economy. Lower new business premiums reflected decisions to decline business considered underpriced, partially offset by growth initiatives including $4 million from Texas, a market we entered in December 2008.
•	2.5 percentage-point improvement in third-quarter combined ratio due primarily to lower weather-related catastrophe losses.
•	Favorable prior accident year reserve development benefitted third-quarter underwriting results by $74 million for 2009 compared with $88 million for 2008, with umbrella liability coverages driving the majority of the 2009 benefit.
Personal Lines Insurance Operations

(Dollars in millions; percent change given for dollar amounts	Three months ended September 30,			Nine months ended September 30,
and point change given for ratios)	2009	2008	change %	2009	2008	change %

Earned premiums	$170	$167	1.8	$513	$518	(0.9)

Loss and loss expenses before catastrophe losses	112	111	0.3	337	328	2.7
Loss and loss expenses from catastrophe losses	13	40	(66.2)	113	107	5.3

Total loss and loss expenses	125	151	(17.2)	450	435	3.3
Underwriting expenses	49	54	(8.8)	159	165	(3.2)

Underwriting loss	$(4)	$(38)	89.8	$(96)	$(82)	(16.6)

Other premium metrics:
Agency renewal direct written premiums	$177	$185	(4.7)	$490	$517	(5.3)
Agency new business direct written premiums	21	11	90.9	55	30	82.0
Net written premiums	190	184	3.2	524	525	(0.1)

			Points			Points
Ratios as a percent of earned premiums:
Loss and loss expenses	73.3%	90.1%	(16.8)	87.5%	84.0%	3.5
Underwriting expenses	29.0	32.4	(3.4)	31.2	31.9	(0.7)

Combined ratio	102.3%	122.5%	(20.2)	118.7%	115.9%	2.8

Other metrics within combined ratio:
Contribution from catastrophe losses	7.9	23.8	(15.9)	22.0	20.7	1.3
Contribution from prior period reserve development	(10.1)	(9.1)	(1.0)	(5.0)	(5.2)	0.2
•	$6 million or 3.2 percent increase in third-quarter personal lines net written premiums, including $6 million lower catastrophe reinsurance reinstatement premiums. Lower renewal premiums were offset by higher new business premiums.
•	$10 million increase in third-quarter personal lines new business including $4 million from seven states where we began in 2008 to market personal lines or significantly expanded our personal lines product offerings and automation capabilities.
•	20.2 percentage-point decrease in the combined ratio largely due to a 15.9 percentage-point decrease in catastrophe losses.
•	Favorable prior accident year reserve development benefitted third-quarter underwriting results by $17 million for 2009 compared with $15 million for 2008, with umbrella liability coverages driving the majority of the 2009 benefit.

Life Insurance Operations

	Three months ended September 30,			Nine months ended September 30,
(In millions)	2009	2008	change %	2009	2008	change %

Written premiums	$110	$44	150.1	$233	$135	73.2

Earned premiums	$33	$30	10.7	$103	$93	11.0
Investment income, net of expenses	31	30	3.4	90	89	2.0
Other income	—	—	nm	1	1	(56.3)

Total revenues, excluding realized investment gains and losses	64	60	7.7	194	183	6.1

Contract holders benefits	40	41	(1.0)	118	115	3.1
Underwriting expenses	9	11	(16.7)	34	33	4.6

Total benefits and expenses	49	52	(4.4)	152	148	3.4

Net income before income tax and realized investment gains and losses	15	8	90.1	42	35	17.6
Income tax	8	3	175.8	15	12	23.5

Net income before realized investment gains and losses	$7	$5	43.2	$27	$23	14.6

•	$66 million three-month and $98 million nine-month growth in 2009 life insurance segment net written premiums primarily due to increased fixed annuity sales. Written premiums include life insurance, annuity and accident and health premiums.
•	Net written premiums from life insurance products grew 10.1 percent during the third quarter of 2009 and 8.5 percent to $117 million for the first nine months of 2009.
•	12.0 percent rise to $65 million in term life insurance written premiums for the first nine months of 2009, reflecting marketing advantages of competitive, up-to-date products, close personal attention and policies backed by financial strength and stability.
•	Growth in earned premiums drove improved profitability for the third quarter and first nine months of 2009 as life insurance operations continue to provide a steady contribution to overall earnings. Reduced underwriting expenses also contributed to higher profitability for the third quarter of 2009.
•	4.6 percent rise in face amount of life policies in force to $68.895 billion at September 30, 2009, from $65.888 billion at year-end 2008.

Investment and Balance Sheet Highlights
Investment Operations

	Three months ended September 30,			Nine months ended September 30,
(In millions)	2009	2008	change %	2009	2008	change %

Investment income:
Interest	$104	$83	26.0	$296	$238	24.5
Dividends	24	46	(48.0)	74	169	(56.2)
Other	1	3	(70.4)	6	10	(47.3)
Investment expenses	(2)	(2)	(18.0)	(6)	(5)	(11.3)

Total investment income, net of expenses	127	130	(2.4)	370	412	(10.3)

Investment interest credited to contract holders	(17)	(16)	(10.1)	(50)	(47)	(7.6)

Realized investment gains and losses summary:
Realized investment gains and losses, net	106	401	(73.6)	180	441	(59.1)
Change in fair value of securities with embedded derivatives	15	(8)	296.0	23	(13)	268.0
Other-than-temporary impairment charges	(11)	(121)	90.8	(113)	(400)	71.7

Total realized investment gains and losses, net	110	272	(59.6)	90	28	218.1

Investment operations income	$220	$386	(43.2)	$410	$393	4.0

•	2.4 percent decline in third-quarter 2009 net investment income, as higher interest income only partially offset dividend reductions by equity security holdings. Those dividend reductions occurred primarily during late 2008 and early 2009.

•	$572 million third-quarter 2009 increase in pre-tax unrealized investment gains, including $407 million for the fixed maturities portfolio.

•	Pre-tax realized investment gain for the first nine months of 2009 included $205 million in net gains from sales of equity securities as the company actively managed sector and issue diversification.

	At September 30,	At December 31,
(Dollars in millions except share data)	2009	2008

Balance sheet data
Invested assets	$10,428	$8,890
Total assets	14,226	13,369
Short-term debt	49	49
Long-term debt	790	791
Shareholders’ equity	4,626	4,182
Book value per share	28.44	25.75
Debt-to-capital ratio	15.3%	16.7%

	Nine months ended September 30,
	2009	2008

Performance measures
Value creation ratio	15.0%	(15.9)%

•	$10.876 billion in cash and invested assets at September 30, 2009, up from $9.899 billion at December 31, 2008. Cash and equivalents of $448 million at September 30, 2009, compared with $1.009 billion at December 31, 2008.

•	$7.668 billion bond portfolio at September 30, 2009, with an average rating of A2/A and with a 7.6 percent rise in fair value during the third quarter of 2009.

•	$2.669 billion equity portfolio was 25.6 percent of invested assets, including $697 million in pre-tax unrealized gains at September 30, 2009. Fair value of the equity portfolio rose 7.1 percent during the third quarter of 2009.

•	$3.472 billion of statutory surplus for the property casualty insurance group at September 30, 2009, up from $3.360 billion at December 31, 2008. Ratio of net written premiums to property casualty statutory surplus for the 12 months ended September 30, 2009, of 0.85-to-1, further improved from 0.89-to-1 for the 12 months ended December 31, 2008.

•	Value creation ratio for the first nine months of 2009 includes 4.6 percent from shareholder dividends and 10.4 percent growth in book value per share.
For additional information or to register for this morning’s conference call webcast, please visit www.cinfin.com/investors.

Cincinnati Financial Corporation offers business, home and auto insurance, our main business, through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life and disability income insurance, annuities and surplus lines property and casualty insurance. For additional information about the company, please visit www.cinfin.com.

Mailing Address:	Street Address:
P.O. Box 145496	6200 South Gilmore Road
Cincinnati, Ohio 45250-5496	Fairfield, Ohio 45014-5141

Safe Harbor Statement
This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2008 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 25. Although we often review or update our forward-looking statements when events warrant, we caution our readers that we undertake no obligation to do so.
Factors that could cause or contribute to such differences include, but are not limited to:
•	Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns, environmental events, terrorism incidents or other causes

•	Increased frequency and/or severity of claims

•	Inadequate estimates or assumptions used for critical accounting estimates

•	Recession or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies

•	Delays in adoption and implementation of underwriting and pricing methods that could increase our pricing accuracy, underwriting profit and competitiveness

•	Inability to defer policy acquisition costs for our personal lines segment if pricing and loss trends would lead management to conclude this segment could not achieve sustainable profitability

•	Declines in overall stock market values negatively affecting the company’s equity portfolio and book value

•	Events, such as the credit crisis, followed by prolonged periods of economic instability or recession, that lead to:
°	Significant or prolonged decline in the value of a particular security or group of securities and impairment of the asset(s)

°	Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities

°	Significant rise in losses from surety and director and officer policies written for financial institutions
•	Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income or interest rate fluctuations that result in declining values of fixed-maturity investments, including declines in accounts in which we hold bank-owned life insurance contract assets
•	Increased competition that could result in a significant reduction in the company’s premium volume
•	Changing consumer insurance-buying habits and consolidation of independent insurance agencies that could alter our competitive advantages
•	Ability to obtain adequate reinsurance on acceptable terms, amount of reinsurance purchased, financial strength of reinsurers and the potential for non-payment or delay in payment by reinsurers
•	Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:
°	Multi-notch downgrades of the company’s financial strength ratings

°	Concerns that doing business with the company is too difficult

°	Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace

°	Delays or inadequacies in the development, implementation, performance and benefits of technology projects and enhancements
•	Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:
°	Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business

°	Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations

°	Increase our expenses

°	Add assessments for guaranty funds, other insurance related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes

°	Limit our ability to set fair, adequate and reasonable rates

°	Place us at a disadvantage in the marketplace

°	Restrict our ability to execute our business model, including the way we compensate agents
•	Adverse outcomes from litigation or administrative proceedings
•	Events or actions, including unauthorized intentional circumvention of controls, that reduce the company’s future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002
•	Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others
•	Events, such as an epidemic, natural catastrophe or terrorism, that could hamper our ability to assemble our workforce at our headquarters location
Further, the company’s insurance businesses are subject to the effects of changing social, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as recent measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.
***

Cincinnati Financial Corporation
Condensed Balance Sheets and Statements of Income (unaudited)

	September 30,	December 31,
(Dollars in millions)	2009	2008

Assets
Investments	$10,428	$8,890
Cash and cash equivalents	448	1,009
Premiums receivable	1,046	1,059
Reinsurance receivable	707	759
Other assets	1,597	1,652

Total assets	$14,226	$13,369

Liabilities
Insurance reserves	$5,893	$5,637
Unearned premiums	1,557	1,544
6.125% senior notes due 2034	371	371
6.9% senior debentures due 2028	28	28
6.92% senior debentures due 2028	391	392
Other liabilities	1,360	1,215

Total liabilities	9,600	9,187

Shareholders’ Equity
Common stock and paid-in capital	1,471	1,462
Retained earnings	3,681	3,579
Accumulated other comprehensive income	675	347
Treasury stock	(1,201)	(1,206)

Total shareholders’ equity	4,626	4,182

Total liabilities and shareholders’ equity	$14,226	$13,369

	Three months ended September 30,		Nine months ended September 30,
(Dollars in millions except per share data)	2009	2008	2009	2008

Revenues
Earned premiums	$766	$781	$2,301	$2,355
Investment income, net of expenses	127	130	370	412
Realized investment gains and losses	110	272	90	28
Other income	4	3	9	11

Total revenues	1,007	1,186	2,770	2,806

Benefits and Expenses
Insurance losses and policyholder benefits	498	563	1,737	1,693
Underwriting, acquisition and insurance expenses	247	248	750	738
Other operating expenses	4	5	14	16
Interest expense	14	14	42	39

Total benefits and expenses	763	830	2,543	2,486

Income before Income Taxes	244	356	227	320

Provision for Income Taxes	73	109	40	52

Net Income	$171	$247	$187	$268

Per Common Share:
Net income—basic	$1.05	$1.51	$1.15	$1.64
Net income—diluted	$1.05	$1.50	$1.15	$1.64

Definitions of Non-GAAP Information and
Reconciliation to Comparable GAAP Measures
(See attached tables for 2009 reconciliations; prior-period reconciliations available at www.cinfin.com/investors.)
Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual and therefore is not reconciled to GAAP data.
Management uses certain non-GAAP and non-statutory financial measures to evaluate its primary business areas — property casualty insurance, life insurance and investments. Management uses these measures when analyzing both GAAP and non-GAAP measures to improve its understanding of trends in the underlying business and to help avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.
•	Operating income: Operating income is calculated by excluding net realized investment gains and losses (defined as realized investment gains and losses after applicable federal and state income taxes) from net income. Management evaluates operating income to measure the success of pricing, rate and underwriting strategies. While realized investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses can be recognized from certain changes in market values of securities without actual realization. Management believes that the level of realized investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.

For these reasons, many investors and shareholders consider operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents operating income so that all investors have what management believes to be a useful supplement to GAAP information.
•	Statutory accounting rules: For public reporting, insurance companies prepare financial statements in accordance with GAAP. However, insurers also must calculate certain data according to statutory accounting rules as defined in the NAIC’s Accounting Practices and Procedures Manual, which may be, and has been, modified by various state insurance departments. Statutory data is publicly available, and various organizations use it to calculate aggregate industry data, study industry trends and compare insurance companies.
•	Written premium: Under statutory accounting rules, property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. Earned premium, used in both statutory and GAAP accounting, is calculated ratably over the policy term. The difference between written and earned premium is unearned premium.
•	Written premium adjustment — statutory basis only: In 2002, the company refined its estimation process for matching property casualty written premiums to policy effective dates, which added $117 million to 2002 written premiums. To better assess ongoing business trends, management may exclude this adjustment when analyzing trends in written premiums and statutory ratios that make use of written premiums.

Cincinnati Financial Corporation
Net Income Reconciliation

	Three months ended	Nine months ended
(In millions except per share data)	September 30, 2009	September 30, 2009

Net income	$171	$187
Net realized investment gains and losses	75	58

Operating income	96	129
Less catastrophe losses	(4)	(115)

Operating income before catastrophe losses	$100	$244

Diluted per share data:
Net income	$1.05	$1.15
Net realized investment gains and losses	0.46	0.36

Operating income	0.59	0.79
Less catastrophe losses	(0.03)	(0.71)

Operating income before catastrophe losses	$0.62	$1.50

Property Casualty Reconciliation

	Three months ended September 30, 2009
(Dollars in millions)	Consolidated*	Commercial	Personal

Premiums:
Adjusted written premiums — statutory	$736	534	190
Written premium adjustment	(6)	(6)	0

Reported written premiums — statutory	730	528	190
Unearned premiums change	3	27	(20)

Earned premiums	$733	$555	$170

Statutory combined ratio:
Statutory combined ratio	96.9%	94.9%	102.8%
Contribution from catastrophe losses	0.9	(1.2)	7.9

Statutory combined ratio excluding catastrophe losses	96.0%	96.1%	94.9%

Commission expense ratio	20.1%	20.3%	19.1%
Other expense ratio	14.1	15.3	10.4

Statutory expense ratio	34.2%	35.6%	29.5%

GAAP combined ratio:
GAAP combined ratio	95.1%	92.4%	102.3%
Contribution from catastrophe losses	0.9	(1.2)	7.9
Prior accident years before catastrophe losses	(12.1)	(12.8)	(10.7)

GAAP combined ratio excluding catastrophe losses and prior years reserve development	106.3%	106.4%	105.1%

	Nine months ended September 30, 2009
(Dollars in millions)	Consolidated*	Commercial	Personal

Premiums:
Adjusted written premiums — statutory	$2,226	$1,674	$523
Written premium adjustment	5	4	1

Reported written premiums — statutory	2,231	1,678	524
Unearned premiums change	(33)	(11)	(11)

Earned premiums	$2,198	$1,667	$513

Statutory combined ratio:
Statutory combined ratio	106.2%	101.8%	118.7%
Contribution from catastrophe losses	8.1	3.8	22.0

Statutory combined ratio excluding catastrophe losses	98.1%	98.0%	96.7%

Commission expense ratio	18.7%	18.2%	19.6%
Other expense ratio	13.7	14.1	11.6

Statutory expense ratio	32.4%	32.3%	31.2%

GAAP combined ratio:
GAAP combined ratio	106.4%	101.9%	118.7%
Contribution from catastrophe losses	8.1	3.8	22.0
Prior accident years before catastrophe losses	(4.9)	(4.6)	(5.8)

GAAP combined ratio excluding catastrophe losses and prior years reserve development	103.2%	102.7%	102.5%

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on whole dollar amounts.

*	Consolidated property casualty data includes results from our surplus line of business.